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        MINERAL PROPERTY STAKING AND SALES AGREEMENT

        THIS AGREEMENT dated for reference September 19, 2000.

BETWEEN:

        EDWARD MCCROSSAN, 204 - 1225 Barclay Street,
        Vancouver, British Columbia, V6E 1H5;

        (the "Vendor")

                                                   OF THE FIRST PART
AND:

        WHISTLER INVESTMENTS, INC., a body corporate, duly incorporated under the laws of the Nevada and having an office at 4815 West Russel Road, Las Vegas,
        Nevada, 89110;

        (the "Purchaser")

                                                   OF THE SECOND PART

W H E R E A S:

A. The Vendor intends to stake 20 mineral claims units approximately 20 kilometres west-northwest of Port Alice on Vancouver Island, Nanaimo Mining Division, British Columbia in an area having the potential to contain copper-gold porphyry and/or quartz-carbonate gold-sliver-base metal vein, shear or breccia occurrences or deposits (collectively, the "Claims");

B. The parties have agreed that the Vendor will sell the Claims to the Purchaser upon the terms and conditions hereinafter set forth;


  NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

1.  DEFINITIONS

  For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following words and phrases shall have the following meanings:

  (a)  "Agreement" means this Mineral Property Option
Agreement as entered into between the Vendor and the Purchaser herein;

  (b) "Commercial Production" means the operation of the Claims or any portion thereof as a producing mine and the production of mineral products therefrom (excluding


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bulk sampling or pilot plant operations, if any) for a
period of 30 consecutive days at not less than 60% of the plant's initial rated capacity;

  (c) "Net Smelter Returns" means the net amount shown due by the smelter or other place of sale from the sale of mineral products, as indicated by its returns or settlement sheets, after payment of (1) all freight charges from the shipping point to the smelter or other place of sale, (2) all other proper treatment or other charges at such smelter or other place of sale, and (3) federal or state royalties due and payable on production, if any;

2.  THE VENDOR'S REPRESENTATIONS

2.1 The Vendor represents and warrants to the Purchaser that upon completion of the staking referred to in Recital "A" to this Agreement:

  (a) The Vendor will be the registered and beneficial owner of the mineral interests comprising the Claims and will hold the right to explore and develop the Claims;

  (b) the Vendor, as beneficial owner of the Claims, will hold all of the Claims free and clear of all liens, charges and claims of others, subject to the Net
Smelter Returns royalty described below, and the Vendor will have free and unimpeded right of access to the Claims and have use of the Claims surface for the herein purposes;

  (c) The Claims will have been duly and validly located and recorded in a good and miner-like manner pursuant to the laws of British Columbia and will be in good standing as of the date of this Agreement;

  (d) There will be no adverse claims or challenges against or to the Vendor's ownership of or title to any of the Claims nor any basis therefor, and there will be no outstanding agreements or options to acquire or purchase the Claims or any portion thereof; and

2.2 The representations and warranties of the Vendor set out in paragraph 2.1 above form a part of this Agreement and are conditions upon which the Purchaser has relied in entering into this Agreement and shall survive the acquisition of any interest in the Claims by the Purchaser.

3.  THE PURCHASER'S REPRESENTATIONS

  The Purchaser warrants and represents to the Vendor that it is a body corporate, duly incorporated under the laws of the State of Nevada with full power and absolute capacity to enter into this Agreement and that the terms of this Agreement have been authorized by all necessary corporate acts and deeds in order to give effect to the terms hereof.

4.  SALE OF CLAIMS

4.1 The Vendor hereby agrees to sell a 100% undivided right, title and interest in and to the Claims, subject to a 2%
Net Smelter Returns royalty, in consideration of the Purchaser paying to

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                                3

the Vendor the sum of $2,550 upon execution of this Agreement and a further $2,600 by October 10, 2000.

4.2 Upon the receipt of these payments, the Vendor hereby confirms that he will hold the Claims in trust for the Purchaser. Thereafter, upon the request of the Purchaser, the Vendor shall assist the Purchaser to record this Agreement with the appropriate mining recorder and, when required, the Vendor shall further provide the Purchaser with such recordable documents as the Purchaser and its counsel shall require to record its due interest in respect of the Claims.

5.  AREA OF INFLUENCE

  For the purpose of this Agreement, the area covered by the Claims shall include an area of influence surrounding the outer perimeter of the Claims to a maximum of two miles (the "Area of Influence") and all mineral claims, interests or rights acquired (collectively, the "Interests"), directly or indirectly, within the Area of Influence within two years of the date of signing of this Agreement by the Purchaser shall become part of this Agreement, and shall be subject to the 2% Net Smelter Returns royalty described in paragraph 6.

6.  NET SMELTER RETURNS ROYALTY

6.1  On the date the Purchaser commences Commercial
Production on the Claims, the Vendor shall be entitled to receive and the Purchaser shall pay to the Vendor 2% of Net Smelter
Returns.

6.2 The Purchaser shall be under no obligation whatsoever to place the Claims into Commercial Production and in the event it is placed into Commercial Production, the Purchaser shall have the right, at any time, to curtail or suspend such production as it, in its absolute discretion, may determine.

6.3 Net Smelter Returns and the payments payable to the Vendor hereunder shall be adjusted and paid quarterly, and within 90 days after the end of each fiscal year during which the Claims were in Commercial Production, the records relating to the calculation of Net Smelter Returns during that fiscal year shall be audited and any adjustments shall be made forthwith, and the audited statements shall be delivered to the Vendor who shall have 60 days after receipt of such statements to question in writing their accuracy and failing such question, the statements shall be deemed correct.

6.4 For the purposes of paragraph 6.3, the Vendor or his representatives duly appointed in writing shall have the right at all reasonable times, upon written request, to inspect those books and financial records of the Purchaser as are relevant to the determination of Net Smelter Returns, and, at the expense of the Vendor, to make copies thereof.

7.  FURTHER ASSURANCES

  The parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement.

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                                4

8.  FORCE MAJEURE

  If the Purchaser is prevented from or delayed in complying with any provisions of this Agreement by reasons of strikes, labour disputes, lockouts, labour shortages, power shortages, fires, wars, acts of God, governmental regulations restricting normal operations or any other reason or reasons beyond the control of the Purchaser, the time limited for the performance of the various provisions of this Agreement as set out above shall be extended by a period of time equal in length to the period of such prevention and delay, and the Purchaser, insofar as is possible, shall promptly give written notice to the Vendor of the particulars of the reasons for any prevention or delay under this section, and shall take all reasonable steps to remove the cause of such prevention or delay and shall give written notice to the Vendor as soon as such cause ceases to exist.

9.  CONFIDENTIAL INFORMATION

  No information furnished by the Purchaser to the Vendor hereunder in respect of the activities carried out on the Claims by the Purchaser, or related to the sale of mineral products derived from the Claims, shall be published by the Vendor without the prior written consent of the Purchaser, but such consent in respect of the reporting of factual data shall not be unreasonably withheld.

10.  ENTIRE AGREEMENT

  This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties hereto with respect to the subject matter of this Agreement.

11.  NOTICE

11.1 Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered by facsimile, or sent by registered mail, in the case of the Vendor addressed as follows:

            Edward McCrossan
            204 - 1225 Barclay Street
            Vancouver, British Columbia
            V6E 1H5

and in the case of the Purchaser addressed as follows:

            Whistler Investments, Inc.
            4815 West Russel Road
            Las Vegas, Nevada
            89110

and any notice given as aforesaid shall be deemed to have been given, if delivered by facsimile, when transmitted, or if mailed, on the second business day after the date of mailing.

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                                5

11.2 Either party hereto may from time to time by notice in writing change its address for the purpose of this section.

12.  RELATIONSHIP OF PARTIES

  Nothing contained in this Agreement shall, except to the extent specifically authorized hereunder, be deemed to constitute either party hereto a partner, agent or legal representative of the other party.

13.  FURTHER ASSURANCES

  The parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement.

14.  TIME OF ESSENCE

  Time shall be of the essence of this Agreement.

15.  TITLES

  The titles to the respective sections hereof shall not be deemed a part of this Agreement but shall be regarded as having been used for convenience only.

16.  CURRENCY

  All funds referred to under the terms of this Agreement shall be funds designated in the lawful currency of the United
States of America.

17.  APPLICABLE LAW

  For all purposes, this Agreement will be governed exclusively by and construed and enforced in accordance with the laws prevailing in the Province of British Columbia.

18.  ENUREMENT

  This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

19.  ASSIGNMENT

  This agreement may be assigned by either party hereto with the written consent of the other party which consent shall not be unreasonably withheld.

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  IN WITNESS WHEREOF this Agreement has been executed as
of the day and year first above written.

/s/ Edward McCrossan
---------------------------------
Edward McCrossan

In the presence of:

/s/ Greg Yanke
---------------------------------
Gregory S. Yanke
Law Corproation
200-675 West Hastings Street
---------------------------------
Vancouver, British Columbia
V6B 1N2
---------------------------------
Tel: (604) 681-7600 Fax: (604) 681-7622

THE CORPORATE SEAL of		)
WHISTLER INVESTMENTS, INC.	)
was hereunto affixed in the   )
presence of:                  )
  /s/ Stacy Fling             )                      (c/s)
------------------------------)
Stacy Fling/Director          )
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